Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 9,  2005

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated March 9, 2005, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 2.02.  They are as follows:

  The first, second, third, fifth and sixth paragraphs, all relating to income and expense for the fourth quarter of fiscal year ending December 31, 2004 or the full year ended December 31, 2004

  The last 3 sentences of the tenth paragraph relating to balance sheet items

  The eleventh paragraph relating to the conference call to be held on March 10, 2005

  The consolidated statements of income and consolidated balance sheet.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 2.02 in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated March 9, 2005, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 7.01 and Regulation FD. They are as follows:

  The seventh paragraph relating to product launches and roll-outs

  The eight paragraph relating to operations

  The ninth paragraph relating to steps taken and future actions to be explored

  The first sentence of the tenth paragraph relating to 2005 guidance

  The twelfth paragraph relating to forward looking information

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01 and Regulation FD in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 8.01. Other Events.

            Paragraph 4 of our press release dated March 9, 2005 relating to an increase in dividends is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated March 9, 2005 is furnished.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: March 9, 2005

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President